EXHIBIT 24


                                              POWER OF ATTORNEY

We, the undersigned officers and directors of Crompton & Knowles Corporation, hereby severally constitute and appoint Vincent A. Calarco, Charles J. Marsden, and John T. Ferguson, II, and each of them severally, our true and lawful attorneys or attorney, with full power to them and each of them to execute for us, and in our names in the capacities indicated below, and to file with the Securities and Exchange Commission the Annual Report on Form 10-K of Crompton
 & Knowles Corporation for the fiscal year ended December 31, 1994, and any and all amendments thereto.

         IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on January 24, 1995.

        Signature                 Title               Signature         Title

Principal Executive
Officer:

                                  Chairman of the
                                  Board, President,
                                  CEO and Director
Vincent A. Calarco                                               Director
                                                            Roger L. Headrick
Principal Financial
Officer:

                                  Vice President               Director
                                  Finance and Director          Leo I. Higdon
Charles J. Marsden

Principal Accounting                                                  Director
Officer:                                                    Michael W. Huber


                                  Treasurer                            Director
Peter Barna                                                 Warren A. Law


                                  Director                           Director
James A. Bitonti                                              C. A. Piccolo


                                  Director                           Director
Robert A. Fox                                               Patricia K. Woolf